Exhibit 5.1

4 May, 2005

Lazard Ltd Clarendon House 2 Church Street Hamilton HM 11 BERMUDA	DIRECT LINE: E-MAIL: OUR REF:	441-299 4923 cggarrod@cdp.bm CGGmgb/329413/Corp.D.143364

Dear Sirs,

Lazard Ltd (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-1 (Registration No. 333-121407) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 17 December, 2004, as amended (such registration statement, and together with the registration statement filed under Rule 462(b) (the “462 Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), being collectively referred to herein as the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the Securities Act of certain additional Class A common shares, par value US$0.01 each, as set out in the 462 Registration Statement (the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 4 May, 2005, copies of unanimous written resolutions of the members of the Company dated 4 May, 2005 and unanimous written resolutions of the board of directors of the Company dated 4 May, 2005 (together, the “Minutes”), an officer’s certificate from the Secretary of the Company confirming that the Minutes remain in full force and effect and have not been rescinded or amended (the “Officer’s Certificate”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Officer’s Certificate and other documents reviewed by us, and (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

Lazard Ltd 4 May, 2005 Page 2

When used herein, “non-assessable” means that the holders of the Common Shares are not liable, solely by reason of their status as holders of the Common Shares, for additional calls on the Common Shares by the Company or its creditors.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

3.

The statements contained in the prospectus forming a part of the Registration Statement under the captions “Material U.S. Federal Income Tax and Bermuda Tax Considerations—Taxation of Lazard and its Subsidiaries—Bermuda” and “Material U.S. Federal Income Tax and Bermuda Tax Considerations—Taxation of Stockholders— Bermuda Taxation”, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Material U.S. Federal Income Tax and Bermuda Tax Considerations” and “Legal Matters”, in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

CONYERS DILL & PEARMAN